Exhibit 23.3

CONSENT OF DEGOLYER AND MACNAUGHTON

February 25, 2009

Berry Petroleum Company
1999 Broadway, Suite 3700
Denver, Colorado 80202

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion by reference of our “Appraisal Report as of December 31, 2007 on Certain Properties owned by Berry Petroleum Company,” “Appraisal Report as of December 31, 2006 on Certain Properties owned by Berry Petroleum Company,” and “Appraisal Report as of December 31, 2005 on Certain Properties owned by Berry Petroleum Company,” (the Reports) relating to the proved oil and gas reserves of Berry Petroleum Company (the Company), to the information derived from the Reports, and to the reference to DeGolyer and MacNaughton as experts under the heading “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 dated on or about February 25, 2009 and any amendments thereto filed by the Company and in the associated prospectus to which the registration statement relates.

Very truly yours,

DeGOLYER and MacNAUGHTON